Exhibit 10.1

September 26, 2014

Gerson Zweifach

Senior Executive Vice President and Group General Counsel

Twenty-First Century Fox, Inc.

1211 Avenue of the Americas

New York, NY 10036

Dear Gerson:

This letter agreement (the “Letter Agreement”) is intended to constitute a binding modification to your Employment Agreement (the “Agreement”) dated as of February 1, 2012, between 21st Century Fox America, Inc. (formerly known as News America Incorporated, the “Company”), a wholly owned subsidiary of Twenty-First Century Fox, Inc. (formerly known as News Corporation, “21 CF”), and shall confirm the terms and conditions which will apply to your Agreement as from July 1, 2014. All terms and conditions set forth in the Agreement remain applicable unless otherwise amended by the terms and conditions outlined below. Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.

The Company and you agree that the Agreement is hereby amended as follows:

1.	Term of Employment.

Section 2 of the Agreement states that the Term of Employment shall mean the period from February 1, 2012 through January 31, 2015. The Company and you hereby agree to extend the Term of Employment through June 30, 2017.

2.	Compensation.
a.

Section 4 of the Agreement states that the target annual bonus for fiscal years ending June 30, 2013, 2014 and 2015 will be no less than $2,250,000 (the “Annual Target Bonus”) with a maximum bonus of $4,500,000. The Company and you hereby agree that the Annual Target Bonus for fiscal years ending June 30, 2015, 2016 and 2017 will be no less than $2,500,000 with a maximum bonus of $5,000,000.

b.

The Company and you hereby agree to amend Section 4 of the Agreement to include that for each of the FY 2015-2017, FY 2016-2018 and FY 2017-2019 performance cycles (collectively, the “2017/2018/2019 PSU Awards”), you shall be awarded a target amount of no less than $2,500,000 and the PSU Maximum Opportunity shall be no greater than 150% of the PSU Target Number where the PSU Target Number for such cycles is determined by dividing $2,500,000 (or such other higher award number) by the 20-day average closing price of 21CF’s Class A common stock, par value $0.01 per share, ending on June 30 of the prior Fiscal Year at the start of the performance cycle.

3.	Termination Provisions.
a.

Section 4 of the Agreement states that in the case of any termination of the Executive on or after February 1, 2015 and which is on or prior to the last day of any applicable performance period of the 2015/2016 PSU Awards, the Executive shall vest on a pro-rata basis so that the award will be reduced by a fraction, the numerator of which is the full months of employment completed by the Executive and the denominator of which is thirty-six and be distributed as originally scheduled, except (i) if the Executive is terminated for cause pursuant to Section 8(c), all benefits under the LTIP, including but not limited to the Performance-Based LTIPs, will be forfeited and (ii) if Executive has not completed twelve months of employment in the applicable performance cycle, the benefits under both or one of the 2015/2016 Awards will be forfeited (the “LTIP Termination Provisions”). The Company and you hereby agree that the LTIP Termination Provisions shall also apply to the 2017/2018/2019 PSU Awards.

b.

The Company and you hereby agree that the reference to the Agreement’s expiration date of January 31, 2015 in the first proviso of the first sentence of Section 10(d) shall be deleted so that such proviso refers only to the expiration of the Agreement without reference to a particular date.

c.

The second proviso of the first sentence of Section 10(d) states that upon the expiration of the Agreement on January 31, 2015, the Executive shall be entitled to the payment of any Unpaid Prior Year Bonus and pro rata bonus for the year of termination and all PSU Awards shall be treated as provided for in Section 4 hereof. The Company and you hereby agree that the reference to “January 31, 2015” shall be amended to reference “June 30, 2017” and the “pro rata bonus for the year of termination” in this clause shall be deleted in its entirety and replaced with the “annual bonus for the fiscal year ending June 30, 2017”.

4.	Miscellaneous.

All references in the Agreement to “News Corporation” or “NEWS CORP” shall be amended to be references to 21CF and all references in the Agreement to “News America Incorporated” or “NAI” shall be amended to be references to the Company.

By counter-signing this letter agreement, you acknowledge and agree to be bound by the terms hereof.

Sincerely, 21ST CENTURY FOX AMERICA, INC.

By:	/s/ John Nallen
Name:	John Nallen
Title:	SEVP, CFO

Acknowledged and Agreed:

/s/ Gerson Zweifach
Gerson Zweifach

Guaranty

The undersigned guarantees the performance of the foregoing amendment in all respects.

TWENTY-FIRST CENTURY FOX, INC.

By:	/s/ John Nallen
Name:	John Nallen
Title:	SEVP, CFO

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